51556-1   12/18/2002
Notice to Shareholders

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o Elect trustees for each fund.* The individuals listed in the table below were elected as trustees for each fund. All trustees served as trustees to the funds prior to the shareholder meeting.

------------------------------ ----------------- -------------- ----------------
            Trustee                  For           Withheld     Percentage For
------------------------------ ----------------- -------------- ----------------
------------------------------ ----------------- -------------- ----------------
John J. Brennan                19,342,428,841    162,614,683    99.2%
------------------------------ ----------------- -------------- ----------------
------------------------------ ----------------- -------------- ----------------
Charles D. Ellis               19,345,873,727    159,169,798    99.2
------------------------------ ----------------- -------------- ----------------
------------------------------ ----------------- -------------- ----------------
Rajiv L. Gupta                 19,318,716,374    186,327,150    99.0
------------------------------ ----------------- -------------- ----------------
------------------------------ ----------------- -------------- ----------------
JoAnn Heffernan Heisen         19,342,725,697    162,317,828    99.2
------------------------------ ----------------- -------------- ----------------
------------------------------ ----------------- -------------- ----------------
Burton G. Malkiel              19,309,261,779    195,781,746    99.0
------------------------------ ----------------- -------------- ----------------
------------------------------ ----------------- -------------- ----------------
Alfred M. Rankin, Jr.          19,347,778,181    157,265,344    99.2
------------------------------ ----------------- -------------- ----------------
------------------------------ ----------------- -------------- ----------------
J. Lawrence Wilson             19,328,774,168    176,269,356    99.1
------------------------------ ----------------- -------------- ----------------
*Results are for all funds within the same trust.

o Change each fund's policy on investing in other mutual funds. This change enables each fund to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the funds to achieve greater diversification and to earn modestly higher returns on their cash reserves. The funds will need Securities and Exchange Commission approval before implementing this new cash management program.

--------------------- ------------------- ----------------- ---------------- ----------------- --------------
   Vanguard Fund             For              Against           Abstain           Broker        Percentage
                                                                                 Non-Votes          For
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
Total Bond Market     13,503,848,905      382,363,805       383,759,231      923,879,187       88.9%
Index
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
Short-Term Bond       1,409,754,955       58,533,661        54,540,188       348,092,501       75.4
Index
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
Intermediate-Term     1,678,326,604       64,768,806        96,403,831       77,140,608        87.6
Bond Index
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
Long-Term Bond Index  476,406,090         21,462,784        9,568,997        16,193,373        91.0%
--------------------- ------------------- ----------------- ---------------- ----------------- --------------

o Change each fund's policy on borrowing money. This change enables each fund to take advantage of certain investment opportunities that do not involve leverage or a change to the fund's objective or risk profile.

--------------------- ------------------- ----------------- ---------------- ----------------- --------------
   Vanguard Fund             For              Against           Abstain           Broker        Percentage
                                                                                 Non-Votes          For
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
Total Bond Market     13,281,614,685      560,585,877       427,771,378      923,879,187       87.4%
Index
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
Short-Term Bond       1,381,629,146       80,484,552        60,715,105       348,092,501       73.8
Index
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
Intermediate-Term     1,591,056,802       81,719,455        166,722,983      77,140,608        83.0
Bond Index
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
Long-Term Bond Index  471,881,453         25,252,000        10,304,418       16,193,373        90.1
--------------------- ------------------- ----------------- ---------------- ----------------- --------------

Note: Vote tabulations are rounded to the nearest whole number.